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                                                                 Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
VISTA Information Solutions, Inc.
San Diego, California

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-3 No. 333-41279) of our report, dated March 18, 1997, except for Note 15 as to which the date is August 29, 1997, relating to the consolidated financial statements of VISTA Information Solutions, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                   McGLADREY & PULLEN, LLP


San Diego, California
February 12, 1998